UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

SIMPLEPONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North Cambridge, Ontario N3H 4R7
(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2013, Simplepons, Inc. (the “Company”) issued 100 million shares of common stock (or 2 million shares determined on a post split basis after giving effect to the 50:1 reverse stock split approved by the board and majority shareholders of the Company, as disclosed in the Information Statement of Schedule 14C filed with the SEC on August 14, 2013 (the “Stock Split”)) to an accredited investor at an aggregate purchase price of $500,000 (or $0.25 per share on a post Stock Split basis) together with warrants to purchase 25,000,000 shares (or 500,000 shares on a post Stock Split basis) at $0.50 per share (on a post Stock Split basis), pursuant to a subscription agreement and warrant each executed and delivered as of October 11, 2013. The warrants are exercisable until September 30, 2016. The exercise price will adjust in the event of stock dividends, splits and the like. The Company received an advance of approximately $97,000 of the aggregate purchase price on September 27, 2013, and the remaining purchase price was provided at the closing of the purchase on October 11, 2013. The proceeds of the financing will be used by the Company for general working capital purposes.

The foregoing description of the subscription agreement and warrant does not purport to be complete and is qualified in its entirety by reference to the form of subscription agreement and warrant filed hereto as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The shares of common stock and warrants referenced in Item 1.01 above were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the purcahsers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No. Description

Exhibit 4.1 Form of Subscription Agreement

Exhibit 4.2 Form of Warrant

(2)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SimplePons, Inc.

Date: October 14, 2013	By:	/s/ Gilbert Wood
Name: Gilbert Wood
Title: Chief Executive Officer

(3)

EXHIBIT INDEX

Exhibit No. Description

Exhibit 4.1 Form of Subscription Agreement

Exhibit 4.2 Form of Warrant